UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 18, 2025
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717
(Address of principal executive offices)    (Zip Code)

(737) 248-2340
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on August 6, 2024, eHealth, Inc. (the “Company”) announced Fran Soistman’s decision to step down from his position as the Company’s chief executive officer upon appointment of a successor, which was initially expected to occur by the end of the second quarter of 2025. The board of directors of the Company (the “Board”) is continuing its search for a successor chief executive officer. In light of the extended search period, pursuant to a letter agreement between the Company and Mr. Soistman dated as of June 18, 2025 (the “CEO Transition Letter Agreement”), Mr. Soistman has agreed to continue serving as chief executive officer and all other roles with its subsidiaries through the earlier of (i) the effective date of the appointment of his successor as chief executive officer or (ii) September 30, 2025 (the “CEO Transition” and such period, the “Additional CEO Period”), and following the CEO Transition, to assume the role of executive advisor until December 31, 2025 to assist with the transition to a new chief executive officer (the “Transition Period”).

As Mr. Soistman had previously notified the Company of his intent to step down as the Company’s chief executive officer by the end of the second quarter of 2025, Mr. Soistman did not receive any annual awards under the Company’s Executive Bonus Plan (the “Bonus Plan”) in respect of the Company’s 2025 fiscal year. In light of such fact, in recognition of the additional services to be provided by Mr. Soistman during the Additional CEO Period and the Transition Period and his knowledge of the Company and its strategic plan, and to assist in enhancing retention, reinforcing leadership stability at the Company and ensuring an efficient leadership transition and the continuity of business operations with minimal disruption during this extended period, on June 18, 2025, the Board approved the grant to Mr. Soistman of (i) in lieu of his annual equity award under the Bonus Plan, a retention cash award in the aggregate amount of $1.0 million, less applicable withholdings, and (ii) in lieu of his annual bonus under the Bonus Plan, an annual performance-based bonus award based on his annual target bonus opportunity under the Bonus Plan as in effect immediately prior to the effectiveness of the CEO Transition, each as further described below.

Pursuant to the CEO Transition Letter Agreement, in consideration of and subject to Mr. Soistman’s continued employment both as chief executive officer of the Company through the Additional CEO Period and as executive advisor of the Company through the Transition Period, Mr. Soistman will be eligible to receive a cash retention award in the aggregate amount of $1 million, less applicable withholdings, as described above, payable on the first Company payroll date occurring in January 2026 (the “Retention Cash Award”). Payment of the Retention Cash Award is subject to Mr. Soistman’s continued employment as chief executive officer through the Additional CEO Period and his continued employment as executive advisor through the Transition Period, and, to the extent payable, shall be paid on the first Company payroll date occurring in January 2026.

Additionally, Mr. Soistman will be eligible to receive a cash bonus earned in respect of services provided by Mr. Soistman in 2025 to date and to be provided during both the Additional CEO Period and the Transition Period, the amount of which will be based on his annual target bonus opportunity under the Bonus Plan as in effect immediately prior to the effectiveness of the CEO Transition (the “Annual Bonus Award”). The ultimate amount payable in respect of the Annual Bonus shall be determined by the Compensation Committee of the Board in substantially the same manner the Compensation Committee will consider the relevant performance metrics set under the Bonus Plan in respect of the Company’s 2025 fiscal year, but, to the extent earned, will be paid in 2026, subject to his continued status as a Service Provider (as such term is defined in the 2024 Equity Incentive Plan) through the payment date. Mr. Soistman will be ineligible to receive a separate annual equity award or cash bonus award under the Bonus Plan in respect of the 2025 fiscal year.

During the Additional CEO Period and the Transition Period, Mr. Soistman will remain an employee of the Company and will continue to receive his base salary, as in effect as of immediately prior to the Transition Period. In addition, subject to Mr. Soistman’s continued employment, during the Additional CEO Period and the Transition Period, Mr. Soistman will also be eligible to continue to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as then in effect. Pursuant to their terms, Mr. Soistman’s Company equity awards will continue to vest, subject to his continuing to provide Services (as defined in the 2014 Equity Plan or 2021 Inducement Plan, as applicable) through the applicable vesting dates. Mr. Soistman has acknowledged and agreed that the termination of his employment as chief executive officer pursuant to the CEO Transition Letter Agreement will not entitle him to severance benefits under his existing employment agreement with the Company or otherwise.

The foregoing description of the Retention Cash Award, the Annual Bonus Award and the CEO Transition Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Transition Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

(e) Approval of an Amendment and Restatement of the 2024 Amended Equity Plan

On June 18, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the eHealth, Inc. 2024 Equity Incentive Plan (as amended and restated, the “2024 Amended Equity Plan”) to increase the maximum number of shares that may be issued by 1,500,000 shares. A summary description of the 2024 Amended Equity Plan is set forth in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2025 (the "Proxy Statement") and is qualified in its entirety by reference to the full text of the 2024 Amended Equity Plan, a copy of which is filed as Exhibit 10.2 to this Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As of the close of business on April 21, 2025, the record date for the Annual Meeting, the holders of the Company’s capital stock were entitled to an aggregate of 34,498,285 votes, comprised of (i) an aggregate of 30,326,646 votes to which the holders of the Company’s 30,326,646 shares of outstanding common stock were entitled and (ii) 4,171,639 votes to which the holder of all of the Company’s 2,250,000 shares of outstanding Series A preferred stock was entitled. An aggregate of 24,941,476 votes were represented at the Annual Meeting, or 72.29% of the total voting power of the shares of the Company’s capital stock entitled to vote.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 – Election of Directors. The Company’s stockholders voted to elect three Class I directors (A. John Hass, III, Francis S. Soistman and Aaron C. Tolson) to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal, with voting results as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
A. John Hass, III	17,180,558	1,354,850	6,406,068
Francis S. Soistman	17,197,529	1,337,879	6,406,068
Aaron C. Tolson	15,745,753	2,789,655	6,406,068

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, with voting results as follows:

Votes For	Votes Against	Abstain
23,170,203	1,747,803	23,470

Proposal 3 – A Vote to Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers. The Company’s stockholders voted to approve the compensation of the Company’s named executive officers as described in the Proxy Statement, with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,247,390	2,280,482	7,536	6,406,068

Proposal 4 – A Vote to Approve an Amendment and Restatement of the 2024 Equity Incentive Plan. The Company’s stockholders voted to approve the amendment and restatement of the Company’s 2024 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued thereunder by 1,500,000 shares, with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,892,232	6,637,084	6,092	6,406,068

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1*	CEO Transition Letter Agreement
10.2*	Amended and Restated 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*     Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	June 24, 2025	/s/ Gavin G. Galimi
Gavin G. Galimi SVP, General Counsel and Corporate Secretary